                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            SI TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                 [LETTERHEAD]


December 22, 1998


Dear Shareholder:


You are cordially invited to attend the annual meeting of shareholders of SI Technologies, Inc. which will be held at the Mayflower Park Hotel, at Fourth and Olive Way, Seattle, Washington, on January 21, 1999, at 2:00 p.m. I look forward to greeting as many of our shareholders as possible.

Details of the business to be conducted at the annual meeting are given in the attached Notice of Annual Meeting and Proxy statement.

Whether or not you attend the annual meeting it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.

Sincerely,



Rick A. Beets

President & CEO

                                 [LETTERHEAD]


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD JANUARY 21, 1999

To the shareholders of SI TECHNOLOGIES, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SI Technologies, Inc. (the "Company"), a Delaware corporation, will be held on Thursday, January 21, 1999, at 2:00 p.m. local time, at the Mayflower Park Hotel, Fourth and Olive Way, Seattle, Washington for the following purposes:

     1.  To elect a board of six directors.

     2. To consider and act upon a proposal to amend the Company's 1994 Stock Option Plan.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on December 22, 1998 will be entitled to a vote at the annual meeting and at any adjournment thereof.

                                       By Order of the Board of Directors



                                       Rick A. Beets
                                       President, CEO and Director

Seattle, Washington
December 22, 1998

-------------------------------------------------------------------------------
                             YOUR VOTE IS IMPORTANT

Whether or not you expect to attend in person, we urge you to sign, date, and return the enclosed Proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. PROMPTLY SIGNING, DATING, AND RETURNING THE PROXY WILL SAVE THE COMPANY THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. Sending in your Proxy will not prevent you from voting your stock at the meeting if you desire to do so, as your Proxy is revocable at your option.
-------------------------------------------------------------------------------

                                 [LETTERHEAD]


                            4611 SOUTH 134TH PLACE
                          SEATTLE, WASHINGTON 98168
                               (206) 244-6100

                               PROXY  STATEMENT

                           SOLICITATION OF PROXIES

The Board of Directors of SI Technologies, Inc. (the "Company"), is soliciting the enclosed proxy for use at the Annual Meeting of Shareholders of the Company to be held on Thursday, January 21, 1999, at 2:00 p.m. local time, at the Mayflower Park Hotel, Fourth and Olive Way, Seattle, Washington. Whether or not you plan to attend the meeting, you are requested to date, sign and return the proxy to the Company as promptly as possible. The shares represented by proxies will be voted in accordance with the Board of Directors' recommendations unless the proxy indicates otherwise. Any shareholders giving a proxy may revoke it at any time prior to its use by filing with the Secretary of the Company a written revocation of a proxy bearing a later date, or by voting in person at the meeting. The costs of the solicitation will be paid by the Company. In addition to the solicitation of proxies by the use of the mail, directors, officers and employees of the company may solicit proxies personally, or by other appropriate means. The Company may also request banks, brokerage houses, and other custodians, nominees or fiduciaries holding stock in their names for others, to send proxy materials and to obtain proxies from their principals, and the Company will reimburse them for their expenses in doing so.

The approximate date on which this proxy statement and the form of proxy is first being sent or given to the shareholders is December 22, 1998.

The Company's Annual Report for the fiscal year ended July 31, 1998 (the "Annual Report"), is being mailed concurrently with this proxy statement. Brokerage houses, custodians, nominees, and others may obtain additional copies of the Annual Report or this proxy statement by request to the Company.

                                 VOTING RIGHTS

As of December 22, 1998, there were 3,547,123 shares of the Company's common stock outstanding. The Company has only one class of equity security outstanding. Each share is entitled to one vote. The Board of Directors has set the close of business on December 22, 1998, as the record date for determining those shareholders entitled to vote at the annual meeting.

Each share of the Company's Common Stock outstanding on the record date is entitled to one vote per share at the 1998 annual meeting of stockholders. Under Delaware law and the Company's certificate of incorporation, if a quorum is present at the meeting, the six (6) nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting by the shares present in person or represented by proxy at the meeting and entitled to vote shall be elected directors. In the election of directors, any action other than a vote for a nominee will have the practical effect of voting against the nominee. Abstention from voting will have the practical effect of voting against any other matter submitted to a vote at the meeting since it is one less vote for approval. Broker nonvotes on one or more matters will have no impact on such matters since they are not considered "shares present" for voting purposes.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

As of the close of business on November 24, 1998, there were 3,547,123 shares of common stock of the Company outstanding. The following table sets forth certain information regarding the Company's common stock beneficially owned on November 24, 1998 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's common stock, (ii) each director,
(iii) each executive officer, and (iv) all directors and executive officers as a group:


                                                         Number of Shares of        Percent of
                                                            Common Stock            Beneficial
Name and Address of Beneficial Owner                    Beneficially Owned(1)       Ownership
------------------------------------                    ---------------------       ----------
RALPH E. CRUMP(2)                                           433,124(3)(4)             11.6%
Chairman of the Board, Treasurer, Director
RICK A. BEETS(2)                                            345,584(5)                 9.2%
President & CEO, Director
EDWARD A. ALKIRE(2)                                         318,400(3)(6)              8.5%
Secretary, Director
S. SCOTT CRUMP(2),(7)                                       238,624(3)(8)              6.4%
Director
D. DEAN SPATZ(2)                                            109,500(3)(9)              2.9%
Director
HEINZ ZWEIPFENNIG(2)                                         93,000(3)                 2.5%
Director
PAUL V. CAVANAUGH(2)                                         25,962(10)                0.7%
Vice President Finance & CFO

ALL DIRECTORS AND OFFICERS AS A GROUP (7 PERSONS)       1,559,594(2)(3)(4)(5)(6)
                                                                 (7)(8)(9)(10)        41.8%
THE CUTTYHUNK FUND LIMITED                                  399,840(11)(13)           10.7%
TONGA PARTNERS, L.P.                                        399,840(12)(13)           10.7%

(1) Information with respect to beneficial ownership is based upon the Company's stock records and data supplied to the Company by the holders. Subject to applicable community property and similar statutes, and except as otherwise indicated, the persons listed as beneficial owners of the shares have sole voting and investment power with respect to such shares.

(2)  The address of each executive officer and director is c/o SI
     Technologies, Inc., 4611 S. 134th Place, Seattle, WA 98168.

(3)  Includes 18,000 shares subject to currently exercisable options.

(4) Includes 207,562 shares held of record by Mr. Crump's wife, Marjorie L. Crump. Mr. Crump has shared voting and investment power with respect to such shares.

(5) Includes 100,000 shares subject to currently exercisable options. Includes 40,000 shares of record held by Mr. Beets' wife, Mara J. Beets and children. Mr. Beets has shared voting and investment power with respect to such shares. Does not include 3,998 shares issuable upon exercise of warrants to purchase Common Stock at a price of $8.00 per share and does not include 57,000 unvested option shares granted in 1998.

(6) Includes 2,000 shares held of record by Mr. Alkire's children for whom he acts as custodian.

(7)  S. Scott Crump is the son of Ralph E. Crump.

(8) Includes 109,562 shares held of record by Mr. Crump's wife, Lisa Crump. Mr. Crump has shared voting and investment power with respect to such shares.

(9) Includes 750 shares held of record by Mr. Spatz's wife, Ruth Carol Spatz. Mr. Spatz has shared voting and investment power with respect to such shares.

(10) Includes 1,000 shares subject to currently exercisable options. Does not include 4,000 unvested option shares granted in 1997 and 10,000 unvested option shares granted in 1998.

(11) Does not include 80,000 shares issuable upon exercise of warrants to purchase Common Stock at a price of $8.00 per share.The stated business address for The Cuttyhunk Fund Limited is 73 Front Street, Hamilton 4M12, Bermuda.

(12) Does not include 80,000 shares issuable upon exercise of warrants to purchase Common Stock at a price of $8.00 per share. The stated business address for Tonga Partners, L.P. is c/o Cannell Capital Management 750 Battery Street, San Francisco, CA 94111.

(13) J. Carlo Cannell, dba Cannell Capital Management, is the General Partner of Tonga Parnters, L.P. and has sole voting and disposition powers over the referenced shares and is the investment advisor to The Cuttyhunk Fund Limited, and shares voting and investment control with such fund over the shares held by such fund.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The Directors and Executive Officers of the Company are as follows:


NAME                    AGE           POSITION

Edward A. Alkire        45            Secretary, Director

Rick A. Beets           45            President & CEO, Director

Paul Cavanaugh          49            Vice President Finance & CFO

Ralph E. Crump          75            Chairman of the Board, Treasurer, Director

S. Scott Crump          45            Director

D. Dean Spatz           54            Director

Heinz Zweipfennig       67            Director

CERTAIN INFORMATION CONCERNING EXECUTIVE OFFICERS AND NOMINEES FOR DIRECTORS

EDWARD A. ALKIRE - Director since 1990, Chief Operating and Financial Officer from 1989 to 1993. Mr. Alkire is currently employed at Holman & Associates, Inc., P.S., a certified public accounting firm. Prior to joining SI Technologies, Inc. in 1989, Mr. Alkire was a Senior Manager at Touche Ross & Co., a certified public accounting firm, where he provided business and tax consulting services to closely-held and emerging businesses. Mr. Alkire is a Certified Public Accountant and is a graduate of Evergreen State College.

RICK A. BEETS - Chief Executive Officer since August 1993, President since December 1993 and a Director since 1997. Prior to joining SI, Mr. Beets served as a Division Manager for the Machinery and Equipment Group of Chicago-based FMC Corporation from 1988-1993. Prior to FMC (from 1977-1988), he worked with Colt Industries, Inc., in a number of increasingly responsible positions with the Fairbanks Morse Pump Division and the company's France Compressor Products Division. Mr. Beets holds a BS degree in Industrial Management and a MA degree in Business Administration.

PAUL V. CAVANAUGH - VICE PRESIDENT OF FINANCE AND CHIEF FINANCIAL OFFICER since 1998. Mr. Cavanaugh joined the Company in 1995 and from that time until his appointment as CFO served as Director of Finance and Administration. From 1994 to 1995 he served as controller for Carver Corporation. Prior to 1994 Mr. Cavanaugh was employed for over fifteen years by Unisys Corporation in a variety of domestic and international financial management positions. He holds a B.B.A. degree from the University of Notre Dame and a Master of Management from the Kellogg Graduate School of Management, Northwestern University.

RALPH E. CRUMP - Director since 1981, Treasurer since 1983, and Chairman of the Board since November 1988. Mr. Crump is President of Crump Industrial Group, an investment firm located in Trumbull, Connecticut. Mr. Crump is also a co-founder and director of Osmonics, Inc. (NYSE), Stratasys, Inc. (NASDAQ), Imtec, Inc. (NASDAQ) and Mity-Lite, Inc. (NASDAQ) and ex-chairman of Med-Chem Products, Inc., (AMEX), and Ivy Medical, Inc. (formerly NASDAQ). Prior to November 1986, Mr. Crump was Chairman, President, and Director of Frigitronics, Inc., a manufacturer of eye care products, which he co-founded in 1962. Frigitronics' common stock was listed on the New York Stock Exchange until its acquisition by Revlon in November, 1986. Mr. Crump is a Trustee of the Alumni Foundation of the

University of California at Los Angeles and a member of the Board of Overseers for the Thayer Engineering School at Dartmouth College.

S. SCOTT CRUMP - Director since 1981. Mr. Crump joined the Company as its Vice President-Marketing and was an Executive Vice President until June 1988. He is the Chairman and President of Stratasys Inc., (NASDAQ), a manufacturer of equipment for the product design industry using prototyping technology. From 1988 until 1989 he was Chief Operating Officer of Ivy Medical, Inc., (formerly NASDAQ) a manufacturer of equipment for the health care industry. He holds a BS in Mechanical Engineering and is a registered professional engineer.

D. DEAN SPATZ - Director since 1983. Mr. Spatz is the Chairman and President of Osmonics, Inc. (NYSE), which designs, develops, manufactures and markets membrane systems for use in water purification and waste treatment equipment. Mr. Spatz is also a director of Signa Aldrich Corp. (NASDAQ). He holds a B.A. from Dartmouth College and a Master of Engineering degree from the Thayer School of Engineering, Dartmouth College.

HEINZ ZWEIPFENNIG - Director since 1979. Mr. Zweipfennig served, from 1984 until his retirement, as President of Zweipfennig Management Consultants, an international consulting company. He also served as a member of the board of directors of the Software Management Services Corporation. From 1979 to 1984, he was co-founder and director of Scientific Data Systems, Inc., a Los Angeles, California based computer systems manufacturing company. Prior to 1979, he held senior management positions with Perkin-Elmer, Macro Data and Xerox Corporation.

PROPOSAL 1 --- ELECTION OF DIRECTORS

At the Annual Meeting six directors, constituting the entire Board of Directors, are to be elected to hold office until the next Annual Meeting and until their successors are duly elected and qualified. Messrs. R. Crump, E. Alkire, R. Beets, S. Crump, D. Spatz and H. Zweipfennig are the current directors of the company and have been nominated to continue as directors. Unless otherwise directed, the proxy holders will vote all proxies with a view toward the election of these nominees. If, due to circumstances not at present foreseen, any of such nominees shall not be available for election, the proxy will be voted for such other person or persons as the Board of Directors may recommend.

PROPOSAL 2 --- AMENDMENT TO THE 1994 STOCK OPTION PLAN

The Company's 1994 Stock Option Plan (the "Plan") was originally adopted by the Board of Directors in October 1994, and was approved by the Company's shareholders in January 1995. The Plan provides for the grant of incentive and nonqualified options to purchase up to an aggregate of 300,000 shares of Common Stock to employees, officers, directors, consultants and independent contractors of the Company or any of its affiliates. The Board of Directors has adopted a resolution recommending that the shareholders approve an amendment to the Plan that would increase by 300,000 the number of shares that may be issued under the Plan. The proposed amendment must be approved by a majority of shares voting on the matter. The purpose of the Plan is to retain the services of valued key employees and directors of the Company and to encourage a greater proprietary interest in the Company. The Board believes that the number of shares remaining available for issuance will be insufficient to achieve the purpose of the Plan over the term of such plan unless the additional shares are authorized. A copy of the proposed Plan, as amended, may be obtained upon written request to the Company at the address listed on page 2 of this Proxy Statement.

DESCRIPTION OF THE PLAN

The following is a summary of the principal provisions of the Plan, and is subject to and qualified by reference to the Plan.

PURPOSE. The purposes of the Plan are to retain the services of valued key employees and directors of the Company and such other persons as the Plan Administrator shall select, to encourage such persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the shareholders of the Company, and to serve as an aid and inducement in the hiring of new employees and attracting new directors.

ADMINISTRATION. The Plan is administered by the Board of Directors or by a committee of the Board of Directors. All members of the committee serve at the discretion of the Board of Directors. The Board of Directors or any committee thereof appointed to administer the Plan shall be referred to as the "Plan Administrator." The Plan Administrator is authorized to administer and interpret the Plan, subject to its express provisions, and to make all determinations necessary or advisable for the administration of the Plan.

The Plan Administrator shall have sole authority, in its absolute discretion, to (a) construe and interpret the Plan; (b) define the terms used in the Plan; (c) prescribe, amend and rescind rules and regulations relating to the Plan; (d) correct any defect, supply any omission or reconcile any inconsistency in the Plan; (e) determine the individuals to whom Options shall be granted under the Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option; (f) determine the time or times at which Options shall be granted under this Plan; (g) determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option shall become exercisable; (h) determine all other terms and conditions of Options; and (i) make all other determinations necessary or advisable for the administration of this Plan The Plan provides that the Plan Administrator may delegate to an officer of the Company the authority to grant options to acquire shares of common stock of the Company ("Options") and otherwise administer the Plan solely with respect to persons who are not Insiders (as defined in the Plan.)

SHARES SUBJECT TO THE PLAN. The number of shares of Common Stock subject to the Plan as of November 1, 1998 (assuming the increase of 300,000 shares) was 600,000 shares. Any unpurchased shares of Common Stock subject to Options granted under the Plan that expire or terminate without shares of Common Stock having been issued in connection therewith may be used for subsequent grants under the Plan. As of November 1, 1998, 271,500 shares of Common Stock were issuable pursuant to stock options outstanding under the Plan and 28,500 shares of Common Stock were available for stock option grants.

LIMITATIONS. Subject to adjustment from time to time, the aggregate fair market value of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee (as defined in the Plan) during any calendar year shall not exceed $100,000. Any Option which exceeds the annual limit shall not be void but rather shall be a Non-Qualified Stock Option.

PERSONS WHO MAY PARTICIPATE. Options may be granted under the Plan to any individual who, at the time the Option is granted, is an employee of director of the Company or any Related Corporation (as defined in the Plan.) Options may also be granted in substitution for outstanding Options of another corporation in connection with a merger, consolidation, acquisition of property or stock or other reorganization between such other corporation and the Company.

TYPES OF OPTIONS. Options granted under the Plan may be incentive stock options ("ISOs") that are intended to meet all of the requirements of an "Incentive Stock Option" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or nonqualified stock options ("NSOs"). Each Option granted under the Plan must be evidenced by a written agreement approved by the Plan Administrator (an "Agreement"). Each Agreement will comply with and be subject to the terms and conditions of the Plan. Any Agreement may contain such additional not inconsistent with the Plan as the Plan Administrator may deem advisable.

TERMS AND CONDITIONS OF OPTIONS. The price at which shares may be purchased upon exercise of an Option shall be fixed by the Plan Administrator in good faith and may not be less than the fair market value of the Common Stock as of the date the Option is granted; provided, however, that (a) the purchase price of an ISO shall be at least 110% of the fair market value as of the date of the grant of the Common Stock subject thereto, if the ISO is being granted to a shareholder who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of capital stock of the Company; and (b) the Options granted in substitution for outstanding options of another corporation in connection with a merger, consolidation, acquisition of property or stock or other reorganization involving such other corporation and the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation. The Option term and vesting schedule, if any, will be fixed by the Plan Administrator. Options generally will be exercisable for one year after termination of services as a result of disability or death and for three months after all other terminations. An Option will not be exercisable if the Optionee's services are terminated for cause. Unvested Options shall terminate immediately upon termination of employment of the Optionee by the Company for whatever reason, including death or disability. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option shall be determined by the Plan Administrator and may consist of
(i) cash, (ii) certified or cashier's check, (iii) shares of Common Stock already owned by the Option holder, or (iv) any other payment mechanism approved by the Plan Administrator from time to time. Shares will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares shall comply with all relevant provisions of law. The Optionee must make arrangements as the Plan Administrator may require for the satisfaction of all applicable withholding taxes upon exercise of the Option as a condition to receiving the stock certificates. The grant of an Option shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital structure or to merge, consolidate or dissolve all or any part of its business or assets.

AMENDMENT. The Board of Directors of the Company may modify, amend or terminate the Plan at any time and in any manner subject to the following:
(i) any such amendment shall comply with all applicable laws and stock exchange listing requirements; (ii) no recipient of any award may, without his or her consent, have his or her rights adversely affected in any material way as a result of the amendment or termination; and (iii) if any rule or regulation promulgated by the Securities and Exchange Commission, the Internal Revenue Service, other applicable law, or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that the amendment be approved by the Company's shareholders, then the amendment will not be effective until it has been approved by the Company's shareholders.

ADJUSTMENTS. If the Company declares a dividend payable in its Common Stock, subdivides its outstanding shares of Common Stock into a greater number of shares of Common Stock or combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or any other event with substantially the same effect shall occur, the Plan Administrator shall, with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock and/or the exercise price per share so as to preserve the rights of the Optionee substantially proportionate to the rights of the Optionee prior to such event. To the extent that such action shall include an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under the Plan shall automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company or the shareholders.

NONTRANSFERABILITY. Unless the Plan Administrator determines otherwise, an Option shall not be transferable other than by will or the laws of descent and distribution. Options may be exercised during the lifetime of the Option holder only by such Option holder (or his or her court appointed legal representative).

ACCELERATION. The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at such times and in such amounts as it shall determine in its sole discretion. If the Company is liquidated or dissolved, the Plan Administrator may allow the holders of any outstanding Options to exercise all or any part of the unvested portion of the options held by them; provided, however, that such Options must be exercised prior to the effective date of such liquidation or dissolution. If the Option holders do not exercise their Options prior to such effective date, each outstanding Option shall terminate as of the effective date of the liquidation or dissolution. In the event of a merger or consolidation in which the Company is not the surviving corporation, the date of exercisability of each outstanding Option shall automatically be accelerated to a date prior to such merger or consolidation, unless the agreement of merger or consolidation provides for the assumption of the Option by the successor to the Company.

FEDERAL TAX CONSEQUENCES. The federal income tax consequences to the Company and to any person granted an Option under the Plan under the applicable provisions of the Code and the regulations thereunder are substantially as follows:

NSOs. No income will be recognized by an Option recipient upon the grant of an NSO. On the exercise of an NSO, the optionee will generally have ordinary income in an amount equal to the excess of the fair market value of the shares acquired over the exercise price. The income recognized by an optionee who is also an employee of the Company will be subject to tax withholding. Upon a later sale of such shares, the optionee will have capital gain or loss in an amount equal to the difference between the amount realized on such sale and the tax basis of the shares sold.

The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an NSO.

ISOs. No income will be recognized by an Option recipient upon the grant of an ISO. Also, the optionee will recognize no income at the time of exercise (although the optionee will have income for alternative minimum income tax purposes at that time as if the option were an NSO) and no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option. If the acquired shares are sold or exchanged after the later of (a) one year from the date of exercise of the options and
(b) two years from the date of grant of the option, the difference between the amount realized by the optionee on that sale or exchange and the option price will be taxed to the optionee as a capital gain or loss. If the shares are disposed of before such holding period requirements are satisfied, then the optionee will have ordinary income in the year of disposition equal to the difference between the exercise price and the lower of the fair market value of the stock at the date of the Option exercise or the sale of the stock and the optionee will have capital gain or loss in an amount equal to the difference between (i) the amount realized by the optionee upon that disposition of the shares and (ii) the option price paid by the optionee increased by the amount of ordinary income, if any, so recognized by the optionee. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee if the shareholder fails to satisfy the ISO holding period requirements.

The foregoing is only a summary of the effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of Options under the Plan, such summary does not purport to be complete and references should be made to the applicable provisions of the Code.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE 1994 STOCK OPTION PLAN.


COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

During the last fiscal year of the Company, the Board of Directors had five meetings. Except for an audit committee and the committee for the administration of the 1994 Stock Option Plan, the Board of Directors has no compensation, nominating or other committee to carry out all or part of its management functions. The members of the audit committee are Messrs. Ralph E. Crump, D. Dean Spatz, and Heinz Zweipfennig.

During fiscal year 1998, each director attended 100 percent of the aggregate number of meetings of the Board of Directors and the committees on which each Director serves. During fiscal year 1998 one meeting was held by the Audit Committee. Members of the Board do not receive cash compensation for their service on the Company's Board of Directors or any committee thereof but are reimbursed for business expenses incurred in attending meetings.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid or accrued during the years ended July 31, 1998, 1997 and 1996 for the Chief Executive Officer and Chief Financial Officer. No other officers of the company received compensation exceeding $100,000.

                          SUMMARY COMPENSATION TABLE


                                                    Annual Compensation         Long Term Compensation
                                                    -------------------         ----------------------
                                                                                       Awards
                                                                                       -------
                                                                                       Options
Name & Principal Position        Fiscal Year     Annual Salary      Bonus              (Shares)
-------------------------        -----------     -------------     --------            --------
Rick A. Beets                        1998           $150,000       $150,000            57,000(1)
President & CEO,                     1997           $130,000       $ 20,000              --
Director                             1996           $128,461       $ 50,000              --

Paul Cavanaugh(2)                    1998           $ 70,000       $ 54,000            10,000(3)
Vice President Finance & CFO

(1) Consists of an option to acquire 50,000 shares at an exercise price of $4.625 and an option to acquire 7,000 shares at an exercise price of $4.125 issued under the Company's 1994 Stock Option Plan.
(2) Mr. Cavanaugh was appointed Chief Financial Officer in May, 1998. Prior to Mr. Cavanaugh's appointment, Mr. Beets held the position of Chief Financial Officer. Mr. Cavanaugh had been Director of Finance and Administration for the Company.
(3) Consists of an option to acquire 10,000 shares at an exercise price of $5.875 issued under the Company's 1994 Stock Option Plan.

The following table sets forth information about stock option grants during 1998 to the named executives.


                                Percentage
                                 of Total                                      Potential Realized
                                 Options                                        Value at Assumed
                                Granted to                                  Annual Rates of Stock
                   Options     Employees in     Exercise     Expiration     Price Appreciation for
Name               Granted        1998           Price         Date(1)           Option Term(2)
----               -------     ------------     --------     ----------    -----------------------
                                                                              5%             10%
                                                                              --             ---
Rick A. Beets      50,000         74.6%          $4.625       1/22/08      $145,250       $368,750
                    7,000         10.5%          $4.125       10/5/08      $ 18,165       $ 46,025

Paul Cavanaugh     10,000         14.9%          $5.875        5/7/08      $ 36,950       $ 93,650

(1) The options were granted for terms of ten years, subject to earlier termination in certain events related to termination of employment. The options vest over five years from the date of grant.
(2) Potential values stated are the result of using the Securities and Exchange Commission method of calculations of 5% and 10% appreciation in value from the date of grant to the end of the option term. Such assumed rates of appreciation and potential realizable values are not necessarily indicative of the appreciation, if any, which may be realized in future periods.

The following table shows information concerning the number and value of unexercised options held by Mr. Beets and Mr. Cavanaugh at the end of fiscal 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR END OPTION VALUES(1)


                   Number of Securities Underlying     Value of Unexercised in-the-
                    Unexercised Options at FY-End         money Options at FY-End
Name                 Exercisable/Unexercisable(1)        Exercisable/Unexercisable
----               -------------------------------     ----------------------------
Rick A. Beets               100,000/57,000                 $493,750/$110,375(2)

Paul Cavanaugh                1,000/14,000                 $  4,625/$ 24,750(2)

(1) No options were exercised by Mr. Beets or Mr. Cavanaugh during fiscal year 1998.
(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing price of the underlying common stock at July 31, 1998. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the options.

DESCRIPTION OF THE COMPANY'S STOCK OPTION PLANS

The Company has options outstanding under two Stock Option Plans, the amended and restated 1984-85 Stock Option Plan and the 1994 Stock Option Plan (the "1994 Plan"). The 1984-1985 Plan has expired and no further options may be granted under that plan. The 1994 Plan provides for the grant of statutory stock options and non-qualified stock options to purchase an aggregate of 300,000 shares of common stock. The Plan is administered by two or more members of the board of directors. Statutory options may not be granted at an exercise price less than fair market value of the common stock on the date of grant. Unless otherwise specified, the options granted under the 1994 Plan expire up to ten years from the date of grant. Generally, if an optionee ceases to be an employee or director for any reason other than death or disability, the option expires 90 days after the date of termination.

   COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all section 16(a) reports.

To the Company's knowledge, based solely on review of such reports furnished to the Company, during the fiscal year ended July 31, 1998, all Section 16(a) filing requirements applicable to its officers and directors were filed on a timely basis.

The Cuttyhunk Fund Limited and Tonga Partners, L.P., each beneficial owners of 10.7% of outstanding Common Stock of the Company filed late with the SEC required Form 3's reporting their respective ownership holdings.

                              SHAREHOLDER PROPOSAL

Proposals of shareholders to be presented at the 1999 Annual Meeting of Shareholders must be received by the Company at its principal executive offices, no later than August 22, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting.

                                  FORM 10-KSB

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE PRESIDENT OF SI TECHNOLOGIES, INC., 4611 SOUTH 134TH PLACE, SEATTLE, WASHINGTON, 98168, ATTN: RICK A. BEETS, PRESIDENT & CEO.

                                 OTHER BUSINESS

The Board of Directors knows of no business that will be presented for consideration at the annual meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the proxy holders or their substitutes.

SI TECHNOLOGIES, INC.  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD of
                       Directors for the Annual Meeting of Shareholders to be held on January 21, 1999. The undersigned hereby constitutes and appoints Rick A. Beets and Ralph E. Crump and each of them, with full power of substitution, attorneys and proxies of the undersigned, to represent the undersigned and vote as if personally present at the Annual Meeting of Shareholders to be held at the Mayflower Park Hotel, Fourth and Olive Way, Seattle, Washington at 2:00p.m. local time and at any adjournment thereof, in the following manner:

1.  ELECTION OF DIRECTORS:  MANAGEMENT NOMINATES THE FOLLOWING DIRECTORS

         Edward A. Alkire     Rick A. Beets

         Ralph E. Crump       S. Scott Crump

         D. Dean Spatz        Heinz Zweipfennig

              / / FOR all nominees listed above (except as marked contrary below)

              / /     WITHHOLD AUTHORITY to vote for all nominees listed above

              / /     ABSTAIN

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

_________________________   ________________________   ________________________

_________________________   ________________________   ________________________

2. AMENDMENT TO THE 1994 STOCK OPTION PLAN FOR THE PURPOSE OF INCREASING THE AMOUNT OF AUTHORIZED SHARES

              / /     FOR

              / /     AGAINST

              / /     ABSTAIN


                                     DATED:____________________________________

                                     Signature:________________________________

                                     Signature:________________________________

PLEASE COMPLETE, SIGN AND RETURN THIS PROXY PROMPTLY.